Exhibit 99.1

MBNA Reports 21% Increase in Earnings Per Common Share;
2.5 Million New Accounts Added

Wilmington, Delaware (4/22/04) -- MBNA Corporation announced today that net income for the first quarter of 2004 rose to $519.7 million or $.40 per common share, an increase of 21%, compared with $432.5 million or $.33 per common share for the first quarter of 2003.

Loan receivables at March 31, 2004 were $30.1 billion, an increase of $2.7 billion over the first quarter of 2003. Total managed loans at March 31, 2004 were $117.6 billion, an increase of $11.5 billion or 11% over the first quarter of 2003. Retail sales and cash advance volume increased 15% over the first quarter of 2003.

The Corporation added 2.5 million new accounts during the first quarter of 2004. The characteristics of new cardholders are consistent with the quality of the Corporation’s existing cardholders. New endorsements acquired in the first quarter of 2004 include A.G. Edwards & Sons, The Timberland Company, National Fish and Wildlife Foundation, Reserve Officers Association of the U.S., American Nurses Association of California, Scarborough Building Society (U.K.), Rotary International (Spain), Viajes Marsans (Spain), Canadian Parks and Wilderness Society (CPAWS), and Université de Laval (Canada). The Corporation also renewed a number of group contracts during the first quarter of 2004, including American College of Physicians, Golf Digest, American Society of Civil Engineers, St. Louis Cardinals, National Lawyers Association, Pennsylvania State Nurses Association and Johns Hopkins Alumni Association.

Losses on loan receivables and managed loans for the first quarter of 2004 were 4.45% and 4.99%, respectively. Loan losses continue to be lower than published industry levels. Delinquency on the loan receivables and managed loans was 3.39% and 4.27%, respectively, at March 31, 2004.

MBNA made several significant announcements during the first quarter of 2004. The Corporation announced that it entered into a partnership with American Express to issue American Express branded credit cards that will be accepted on American Express' global merchant network. Also in the first quarter, MBNA announced the acquisitions of Premium Credit Limited, an insurance premium financing company in the U.K., and Sky Financial Solutions, a medical practice financing company in the U.S.

This earnings release includes managed data. Please refer to MBNA Corporation and Subsidiaries Financial Highlights - Exhibit A for a quantitative reconciliation of reported and managed data. A business presentation that provides supplemental information regarding the first quarter of 2004 is available in the Investor Relations section of MBNA’s web site (www.mbna.com).

About MBNA Corporation
MBNA (NYSE:KRB), the largest independent credit card lender in the world and the recognized leader in affinity marketing, is an international financial services company providing lending, deposit, and credit insurance products and services to more than 50 million Customers. MBNA credit cards and related products and services are endorsed by more than 5,000 organizations worldwide. MBNA employs more than 29,000 people, each of whom is committed to satisfying the Customer. For more information, visit the company’s web site at www.mbna.com.

MBNA CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share amounts) (unaudited)

	For the Three Months
	Ended March 31,
	2004	2003

INCOME STATEMENT DATA FOR THE PERIOD:
Net interest income	$667,805	$555,596
Provision for possible credit losses	365,161	378,877
Other operating income	1,942,532	1,788,009
Other operating expense	1,441,918	1,287,875
Net income	519,708	432,509

PER COMMON SHARE DATA FOR THE PERIOD:

Earnings	$.40	$.34
Earnings-assuming dilution	.40	.33
Dividends	.12	.08
Book value	8.79	7.14

RATIOS:

Net interest margin (a)	5.71%	5.44%
Return on average total assets	3.46	3.28
Return on average stockholders' equity	17.39	18.95
Stockholders' equity to total assets	18.72	17.12

Loan Receivables (b):
Delinquency (c)	3.39	3.88
Net credit losses (d)	4.45	5.12

Sales and cash advance volume	$47,185,473	$41,109,686

MBNA CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share amounts) (unaudited)

	For the Three Months
	Ended March 31,
	2004	2003

MANAGED DATA (e):

At Period End:
Loans held for securitization	$8,943,482	$9,523,377
Loan portfolio	21,152,344	17,901,894
Securitized loans	87,490,976	78,698,578

Total managed loans	$117,586,802	$106,123,849

Average for the Period:
Loans held for securitization	$11,318,578	$9,807,427
Loan portfolio	21,001,450	17,555,619
Securitized loans	85,475,544	78,669,738

Total managed loans	$117,795,572	$106,032,784

For the Period:
Delinquency (c)	4.27%	4.74%
Net credit losses (d)	4.99	5.47
Net interest margin (a)	8.25	8.55
Net interest income	$2,635,829	$2,452,712
Provision for possible credit losses	1,476,182	1,479,172
Other operating income	1,085,529	991,188

MBNA CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share amounts) (unaudited)

	For the Three Months
	Ended March 31,
	2004	2003

BALANCE SHEET DATA AT PERIOD END:

Investment securities and money market instruments	$12,591,680	$11,889,829
Loans held for securitization	8,943,482	9,523,377

Credit card loans	10,132,525	9,663,795
Other consumer loans	11,019,819	8,238,099

Total loans	21,152,344	17,901,894
Reserve for possible credit losses	(1,272,734)	(1,151,394)

Net loans	19,879,610	16,750,500

Total assets	61,123,832	54,565,745
Total deposits	31,835,765	31,579,048
Long-term debt and bank notes	12,190,451	9,988,687
Stockholders’ equity	11,444,708	9,340,298

AVERAGE BALANCE SHEET DATA:

Investment securities and money market instruments	$10,680,430	$10,262,295
Loans held for securitization	11,318,578	9,807,427

Credit card loans	11,243,973	9,306,599
Other consumer loans	9,757,477	8,249,020

Total loans	21,001,450	17,555,619
Reserve for possible credit losses	(1,226,009)	(1,111,019)

Net loans	19,775,441	16,444,600

Total assets	60,441,374	53,432,061
Total deposits	31,649,345	31,127,309
Long-term debt and bank notes	11,841,065	9,566,894
Stockholders’ equity	12,018,019	9,256,372

Weighted average common shares outstanding (000)	1,277,953	1,278,980
Weighted average common shares outstanding and common stock equivalents (000)	1,301,071	1,292,647

NOTES:

(a) Net interest margin ratios are presented on a fully taxable equivalent basis.
(b) Loan receivables include loans held for securitization and the loan portfolio.
(c) Delinquency represents accruing loans that are 30 days or more past due.
(d) MBNA Corporation’s net credit loss ratio is calculated by dividing annualized net credit losses, which exclude uncollectible accrued interest and fees and fraud losses, for the period by average loans, which include estimated collectible billed interest and fees for the corresponding period.
(e) MBNA Corporation allocates resources on a managed basis, and financial data provided to management reflects MBNA Corporation’s results on a managed basis. Managed data assumes MBNA Corporation’s securitized loan principal receivables have not been sold and presents the earnings on securitized loan principal receivables in the same fashion as MBNA Corporation’s owned loans. Management, equity and debt analysts, rating agencies and others evaluate MBNA Corporation’s operations on a managed basis because the loans that are securitized are subject to underwriting standards comparable to MBNA Corporation’s owned loans, and MBNA Corporation services the securitized and owned loans, and the related accounts, together and in the same manner without regard to ownership of the loans. In a securitization, the account relationships are not sold to the trust. MBNA Corporation continues to own and service the accounts that generate the securitized loan principal receivables. The credit performance of the entire managed loan portfolio is important to understand the quality of originations and the related credit risks inherent in the owned portfolio and retained interests in its securitization transactions.

Exhibit A reconciles income statement data for the period to managed net interest income, managed provision for possible credit losses, and managed other operating income, and the loan receivables net credit loss ratio to the managed net credit loss ratio, the loan receivables delinquency ratio to the managed delinquency ratio, and the net interest margin ratio to the managed net interest margin ratio. Managed other operating income includes the impact of the gain recognized on securitized loan principal receivables in accordance with Statement of Financial Accounting Standards No. 140.

MBNA CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share amounts) (unaudited)

EXHIBIT A

RECONCILIATION OF INCOME STATEMENT DATA FOR THE PERIOD TO MANAGED NET
    INTEREST INCOME, MANAGED PROVISION FOR POSSIBLE CREDIT LOSSES,
    AND MANAGED OTHER OPERATING INCOME

	For the Three Months
	Ended March 31,
	2004	2003

Net interest income:
Net interest income	$667,805	$555,596
Securitization adjustments	1,968,024	1,897,116

Managed net interest income	$2,635,829	$2,452,712

Provision for possible credit losses:
Provision for possible credit losses	$365,161	$378,877
Securitization adjustments	1,111,021	1,100,295

Managed provision for possible credit losses	$1,476,182	$1,479,172

Other operating income:
Other operating income	$1,942,532	$1,788,009
Securitization adjustments	(857,003)	(796,821)

Managed other operating income	$1,085,529	$991,188

MBNA CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share amounts) (unaudited)

RECONCILIATION OF THE LOAN RECEIVABLES NET CREDIT LOSS RATIO TO THE MANAGED
    NET CREDIT LOSS RATIO

	For the Three Months			For the Three Months
	Ended March 31, 2004			Ended March 31, 2003
	Net Credit Losses (a)	Average Loans Outstanding	Net Credit Loss Ratio (a)	Net Credit Losses (a)	Average Loans Outstanding	Net Credit Loss Ratio (a)

Loans receivables (b)	$359,533	$32,320,028	4.45%	$350,203	$27,363,046	5.12%
Securitized loans	1,111,021	85,475,544	5.20	1,100,295	78,669,738	5.59

Managed loans	$1,470,554	$117,795,572	4.99	$1,450,498	$106,032,784	5.47

RECONCILIATION OF THE LOAN RECEIVABLES DELINQUENCY RATIO TO THE MANAGED
    DELINQUENCY RATIO

	March 31, 2004			March 31, 2003
	Delinquent Balances (c)	Ending Loans Outstanding	Delinquency Ratio (c)	Delinquent Balances (c)	Ending Loans Outstanding	Delinquency Ratio (c)

Loans receivables (b)	$1,021,722	$30,095,826	3.39%	$1,063,606	$27,425,271	3.88%
Securitized loans	4,000,003	87,490,976	4.57	3,962,799	78,698,578	5.04

Managed loans	$5,021,725	$117,586,802	4.27	$5,026,405	$106,123,849	4.74

MBNA CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share amounts) (unaudited)

RECONCILIATION OF THE NET INTEREST MARGIN RATIO TO THE MANAGED NET INTEREST MARGIN RATIO

	For the Three Months			For the Three Months
	Ended March 31, 2004			Ended March 31, 2003
	Average Earning Assets	Net Interest Income	Net Interest Margin Ratio	Average Earning Assets	Net Interest Income	Net Interest Margin Ratio

Net interest margin (d):
Investment securities and money market instruments	$10,680,430			$10,262,295
Other interest-earning assets	4,070,778			3,800,002
Loan receivables (b)	32,320,028			27,363,046

Total	$47,071,236	$668,014	5.71%	$41,425,343	$555,813	5.44%

Securitization adjustments:
Investment securities and money market instruments	$-			$-
Other interest-earning assets	(4,000,480)			(3,732,987)
Securitized loans	85,475,544			78,669,738

Total	$81,475,064	$1,968,024	9.72	$74,936,751	$1,897,116	10.27

Managed net interest margin (d):
Investment securities and money market instruments	$10,680,430			$10,262,295
Other interest-earning assets	70,298			67,015
Managed loans	117,795,572			106,032,784

Total	$128,546,300	$2,636,038	8.25	$116,362,094	$2,452,929	8.55

NOTES TO EXHIBIT A:

(a) MBNA Corporation’s net credit loss ratio is calculated by dividing annualized net credit losses, which exclude uncollectible accrued interest and fees and fraud losses, for the period by average loans, which include estimated collectible billed interest and fees for the corresponding period.
(b) Loan receivables include loans held for securitization and the loan portfolio.
(c) Delinquency represents accruing loans that are 30 days or more past due.
(d) Net interest margin ratios are presented on a fully taxable equivalent basis. The fully taxable equivalent adjustment for the three months ended March 31, 2004 and 2003, were $209 and $217, respectively.